EXHIBIT 99

Form 4 - Joint Filer Information

Name:	The Shanoven Trust

Address:	Suite 104A, Saffrey Square, Bank Lane PO Box N-9306
Nassau, Bahamas

Designated Filer:	Epizon Ltd.

Issuer & Ticker Symbol:	Medytox Solutions, Inc. (MMMS)

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	May 5, 2015

Relationship of Reporting Person to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	The Shanoven Trust

By: /s/ P. Wilhelm F. Toothe, trustee